Exhibit 99.1

NEXSTAR MEDIA GROUP ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE TRIBUNE MEDIA COMPANY

FOR $6.4 BILLION IN ACCRETIVE TRANSACTION CREATING THE NATION’S LARGEST

LOCAL TELEVISION BROADCASTER AND LOCAL MEDIA COMPANY

Highly Diversified Local Marketing and Content Platform with Strong Financial and Growth Profile will be

Better Positioned to Compete in Rapidly Transforming Industry based on Combination of Scale and

Commitment to Localism, Innovation and Growth

IRVING, Texas and CHICAGO, Illinois – December 3, 2018 – Nexstar Media Group, Inc. (Nasdaq: NXST) (“Nexstar”) and Tribune Media Company (NYSE: TRCO) (“Tribune Media”) announced today that they have entered into a definitive merger agreement whereby Nexstar will acquire all outstanding shares of Tribune Media for $46.50 per share in a cash transaction that is valued at $6.4 billion including the assumption of Tribune Media’s outstanding debt. The transaction reflects a 15.5% premium for Tribune Media shareholders based on its closing price on November 30, 2018, and a 45% premium to Tribune Media’s closing price on July 16, 2018, the day the FCC Chairman issued a public statement regarding his intention to circulate a Hearing Designation Order for Tribune Media’s previously announced transaction with a third party. Tribune Media shareholders will be entitled to additional cash consideration of approximately $0.30 per month if the transaction has not closed by August 31, 2019 (pro-rated for partial months and less an adjustment for any dividends declared on or after September 1, 2019). The transaction has been approved by the boards of directors of both companies and is expected to close late in the third quarter of 2019, subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions.

Upon closing, the transaction is expected to be immediately accretive to Nexstar’s operating results inclusive of expected operating synergies of approximately $160 million in the first year following the completion of the transaction and planned divestitures. The proposed transaction will combine two leading local media companies with complementary national coverage and will reach approximately 39% of U.S. television households pro-forma for anticipated divestitures and reflecting the FCC’s UHF discount. The transaction is not subject to any financing condition and Nexstar has received committed financing for the transaction from BofA Merrill Lynch, Credit Suisse and Deutsche Bank.

Following the completion of the transaction, Nexstar will benefit from increased operational and geographic diversity and scale as a result of Tribune Media’s diverse portfolio of media assets including 42 owned or operated broadcast television stations in major U.S. markets; compelling local news and entertainment content creation; significant broadcast distribution; a reinvigorated general entertainment cable network, WGN America; a 31% ownership stake in TV Food Network, which is a top tier cable asset; and equity investments in several digital media businesses. The combined entity will be one of the nation’s leading providers of local news, entertainment, sports, lifestyle and network programming through its broadcast and digital media platforms with pro-forma annual revenue of approximately $4.6 billion (2018/2019 average) and pro-forma adjusted EBITDA of approximately $1.7 billion (2018/2019 average). With 216 combined, pre-divestiture full power, owned or serviced, television stations in 118 markets and rapidly growing digital media operations, Nexstar will continue its commitment to localism and innovation and offer superior engagement across all devices, including large-scale reach to U.S. television households and online users.

Perry Sook, Chairman, President and CEO of Nexstar, commented, “Nexstar has long viewed the acquisition of Tribune Media as a strategically, financially and operationally compelling opportunity that brings immediate value to shareholders of both companies. We have thoughtfully structured the transaction in a manner that positions the combined entity to better compete in today’s rapidly transforming industry landscape and better serve the local communities, consumers and businesses where we operate. As with our past transactions, we have developed a comprehensive regulatory compliance plan and believe we have a clear path to closing. With committed financing and a plan for significant synergy realization that will result in only a minimal increase in Nexstar’s pro-forma leverage, the combined entity will be poised for growth, leverage reduction and increased capital returns for shareholders.

“The transaction offers synergies related to the enhanced scale of the combined broadcast and digital media operations, and increases our audience reach by approximately 50%. Furthermore, the addition of the Tribune Media broadcast assets further expands our geographic diversity, as pro forma for the completion of the transaction, we will serve 18 of the nation’s top 25 markets and 37 of the top 50 markets.

“Financially, the transaction will result in approximately 46% growth in Nexstar’s average annual free cash flow in the 2018/2019 cycle to approximately $900 million, or approximately $19.50 per share, per year based on approximately 46.2 million Nexstar shares outstanding. In the twenty two years since we founded Nexstar, we have demonstrated prudent use of leverage and an ability to source capital at attractive rates to support our strategies for growth and the enhancement of shareholder value. Given our planned divestitures and the significant free cash flow from operations we intend to allocate capital from the combined entity to immediately reduce leverage and increase our return of capital to shareholders, while investing in our business to improve service to viewers and advertisers. This focus, combined with our time proven operating and integration strategies will enable us to extend our strong long-term record of shareholder value creation.”

Peter Kern, CEO of Tribune Media, said, “We are delighted to have reached this agreement with Nexstar as it provides Tribune shareholders with substantial value and a well-defined path to closing. Together with Nexstar we can better compete by delivering a nationally integrated, comprehensive and competitive offering across all our markets. We believe this combination will produce an even stronger broadcast and digital platform that builds on the accomplishments of both companies and benefits our viewers and advertisers. The premium value our shareholders are receiving reflects the hard work of our dedicated Tribune employees in maximizing the value of our portfolio. I look forward to working closely with the Nexstar team to deliver on the value of this compelling combination and to ensure a smooth transition and integration of our companies.”

Thomas Carter, Chief Financial Officer of Nexstar, added, “This accretive transaction marks further progress toward our goal of improving our competitive position by strategically expanding our operating base to realize the benefits of scale, increasing our strategic and financial flexibility, and driving shareholder value. Our long-term experience in integrating acquired assets and our success over the last seven quarters in outperforming our synergy targets and driving other operating efficiencies related to our acquisition of the Media General operations will serve us well as we add the Tribune Media assets to our operating base. With our experienced management team, operating discipline and focused approach to managing our capital structure and cost of capital, we believe the acquisition of Tribune Media presents another meaningful opportunity for Nexstar, the markets we serve and our shareholders. Notably, after giving effect to the transaction, the incurrence of debt, transaction expenses, and the expected first year synergies of $160 million as well as in-process and planned asset sales, we expect our net leverage ratio to be approximately 5.3x at closing and with the free cash flow generated from this base of operations, we expect Nexstar’s net leverage to decline to the 4.0x range by the end of 2020, a year which will also benefit from significant 2019 renewals of retransmission consent agreements and the Presidential election.”

Completion of the transaction is subject to approval by Tribune’s shareholders, as well as customary closing conditions, including approval by the FCC, and satisfaction of antitrust conditions. Nexstar intends to divest certain television stations necessary to comply with regulatory ownership limits and may also divest other assets which it deems to be non-core. All after-tax proceeds from such asset sales are expected to be applied to leverage reduction.

BofA Merrill Lynch is acting as financial advisor and Kirkland & Ellis LLP and Wiley Rein LLP are acting as legal counsel to Nexstar Media in connection with the proposed transaction. Moelis & Company and Guggenheim Securities are acting as financial advisors to Tribune Media and Debevoise & Plimpton LLP and Covington & Burling LLP are acting as its legal counsel.

Conference Call, Webcast, Investor Presentation

Nexstar Media will host a conference call today, Monday, December 3, at 8:30 a.m. ET to review the transaction and host a question and answer session. To access the conference call, interested parties may dial 323/994-2093 (domestic and international callers). The Conference ID Number is 8529802. Participants can also listen to a live webcast of the call from Nexstar’s website at www.nexstar.tv or Tribune Media’s website at www.tribunemedia.com.

During the conference call and webcast, management will review a presentation summarizing the proposed transaction which can be accessed at www.nexstar.tv. A webcast replay will be available for 90 days following the live event at www.nexstar.tv. Please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register, download and install any necessary software.

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 174 full power television stations and related digital multicast signals reaching 100 markets or nearly 39% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. For more information please visit www.nexstar.tv.

About Tribune Media

Tribune Media Company is home to a diverse portfolio of television and digital properties driven by quality news, entertainment and sports programming. Tribune Media is comprised of Tribune Media Broadcasting’s 42 owned or operated local television stations reaching approximately 50 million households, national entertainment cable network WGN America, whose reach is more than 77 million households, and a variety of digital applications and websites commanding 54 million monthly unique visitors online. Tribune Media also includes Chicago’s WGN-AM and the national multicast networks Antenna TV and THIS TV, and Covers Media Group, an unrivaled source of online sports betting information. Additionally, the Company owns and manages a significant number of real estate properties across the U.S. and holds a variety of investments, including a 31% interest in Television Food Network, G.P., which operates Food Network and Cooking Channel. For more information please visit www.tribunemedia.com.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Tribune Media and Nexstar. In connection with the proposed transaction, Tribune Media intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. Tribune Media will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication does not constitute a solicitation of any vote or approval and is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination. INVESTORS AND SECURITY HOLDERS OF TRIBUNE MEDIA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Tribune Media (when they become available) may also be obtained free of charge from Tribune Media’s website at www.tribunemedia.com.

Certain Information Regarding Participants

Tribune Media and Nexstar and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Tribune Media in favor of the proposed transaction under the rules of the SEC. Information about Tribune Media’s directors and executive officers is available in Tribune Media’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018 and Tribune Media’s definitive proxy statement, dated April 19, 2018, for its 2018 annual meeting of shareholders. Information about Nexstar Media’s directors and executive officers is available in Nexstar Media’s

Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and Nexstar Media’s definitive proxy statement, dated April 27, 2018, for its 2018 annual meeting of shareholders. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar Media and Tribune Media claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome, benefits and cost savings of any possible transaction between Nexstar Media and Tribune Media and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that Nexstar Media fails to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the Merger Agreement, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Tribune Media (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, Nexstar Media and Tribune Media undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Tribune Media’s and Nexstar Media’s filings with the Securities and Exchange Commission.

Nexstar Media Contacts:

Thomas E. Carter

Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

JCIR

Joseph Jaffoni/Jennifer Neuman

212/835-8500 or nxst@jcir.com

Tribune Media Contacts:

Gary Weitman

SVP/Corporate Relations

312/222-3394

gweitman@tribunemedia.com

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